SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  ____)

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ENVIRONMENTAL TECTONICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENVIRONMENTAL TECTONICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

July 21, 2011

TO THE SHAREHOLDERS OF ENVIRONMENTAL TECTONICS CORPORATION:

The Annual Meeting of the Shareholders of Environmental Tectonics Corporation (“ETC” or the “Company”) will be held at the executive offices of the Company, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania on Thursday, July 21, 2011, at 10:00 a.m. for the following purposes:

I.	To elect seven Directors to serve on the Board of Directors until ETC’s 2012 Annual Meeting of Shareholders and until their successors are elected.

II.	To ratify the appointment of McGladrey & Pullen LLP as the independent registered public accounting firm for ETC for the fiscal year ending February 24, 2012.

III.	To transact such other business as may properly come before the meeting and any adjournment of the meeting.

The Board of Directors has fixed the close of business on June 1, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN ORDER THAT YOUR SHARES MAY BE VOTED.  TO SIMPLIFY THIS PROCESS, YOUR VOTE MAY BE CAST BY MAIL.  YOUR FAILURE TO VOTE MAY RESULT IN A “NO” VOTE UNDER CERTAIN CIRCUMSTANCES, REGARDLESS OF WHETHER YOU ARE ACTUALLY IN FAVOR OF A SPECIFIC PROPOSAL.  IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 21, 2011:  This notice of Annual Meeting, the accompanying proxy statement and proxy card and our 2011 Annual Report are available at the Investor Relations section of our website at http://www.etcusa.com.

By Order of the Board of Directors

JAMES D. CASHEL
Secretary

June 20, 2011

ENVIRONMENTAL TECTONICS CORPORATION
125 James Way
County Line Industrial Park
Southampton, Pennsylvania 18966

PROXY STATEMENT

FOR
ANNUAL MEETING OF SHAREHOLDERS

July 21, 2011

Solicitation of Proxies

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Environmental Tectonics Corporation, a Pennsylvania Corporation (“ETC” or the “Company”) of proxies for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, July 21, 2011, at our executive offices at 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966 and at any postponement or adjournment thereof.  This proxy statement and accompanying form of proxy are being provided to shareholders on or about June 20, 2011, along with our 2011 Annual Report.  In addition to the use of the mails, proxies may be solicited personally or by telephone, e-mail or facsimile transmission by Directors, officers and employees of ETC who will not be specially compensated for such solicitation activities.  The expense of soliciting proxies will be borne by the Company. ETC will also make arrangements with brokers, dealers, nominees, custodians and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and ETC may reimburse them for their reasonable expenses incurred in forwarding materials.

Voting and Revocation of Proxies

When a proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon, unless the proxy is duly revoked as described below.

Signed proxies not marked to the contrary will be voted “FOR” the election of the Board of Directors’ nominees and “FOR” the ratification of the appointment of the independent registered public accounting firm.  The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the Annual Meeting.

Signed proxies will be voted “FOR” or “AGAINST” any other matter that properly comes before the Annual Meeting or any postponement or adjournment thereof, in the discretion of the persons named as proxy holders.  Any such proxy may be revoked at any time before its exercise by (i) executing and delivering a later dated proxy to the Secretary of the Company, (ii) giving written notice of revocation to the Secretary of the Company, or (iii) voting in person at the Annual Meeting.  Our mailing address is 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966.

Quorum and Voting Requirements

Each share of common stock outstanding is entitled to one vote on the matters on which shares of common stock are entitled to vote, except as noted below.  Except as expressly noted below, all holders of common stock of ETC are entitled to vote on all matters listed in the Annual Meeting notice.

H.F. Lenfest (“Lenfest”) directly holds 2,202,464 shares of ETC common stock. He also holds 21,741 shares of Series E Preferred Stock which is convertible to 10,870,321 shares of common stock, 386 shares of Series D Preferred Stock which is convertible to 225,091 shares of common stock, and 700,000 common stock warrants which are convertible to 594,335 shares of common stock. Under the respective terms of the Series E and Series D Preferred Stock, Lenfest is entitled to vote all of his equivalent common shares on an as-converted basis. Lenfest is not entitled to vote the shares of common stock underlying the common stock warrants.

As of June 1, 2011, which was the record date for the Annual Meeting, there were 9,111,201 shares of ETC common stock outstanding.  In addition, as described above, Lenfest holds Series E Preferred Stock and Series D Preferred Stock that are convertible into 11,095,412 shares of ETC common stock. Thus, a total of 20,206,613 shares will be eligible to vote at the Annual Meeting.

A quorum sets the standard which needs to be met in order for a meeting, such as the Annual Meeting, to be properly held.  The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.  Shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether the holder of the shares or proxy elects to abstain on a matter (“abstentions”) or whether a broker, bank or other nominee holding shares for a beneficial owner does not vote on a matter because the beneficial owner has not provided voting instructions and the broker, bank or other nominee does not have discretionary authority to vote shares on the matter (“broker non-votes”).  For the Annual Meeting, if you beneficially own your shares in “street name” and do not provide voting instructions, your broker, bank or nominee may not exercise voting discretion with regard to Proposal I, but may exercise voting discretion with regard to Proposal II.

Proposal I (Election of Directors):  Directors are elected by a plurality and the seven nominees who receive the most votes will be elected.  Abstentions and broker non-votes will not be counted as votes cast in determining the outcome of the election, and will thus have no effect on the adoption of this proposal.

Proposal II (Ratification of appointment of independent registered public accounting firm):  The proposal to ratify the appointment of McGladrey & Pullen LLP as ETC’s independent registered public accounting firm must be approved by a majority vote of the holders of the outstanding shares of ETC common stock present at the Annual Meeting in person or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions and broker non-votes will not be counted as votes cast in determining the ratification of the appointment of the independent registered public accounting firm, and will thus have no effect on the adoption of this proposal.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement and proxy card?

Our Board of Directors is soliciting your proxy for our Annual Meeting of Shareholders scheduled to take place at 10:00 a.m. on Thursday, July 21, 2011 at the executive offices of the Company, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania.  You are receiving a proxy statement and proxy card because our records indicate that you own shares of our common stock.  This proxy statement describes the matters on which we would like you, as a shareholder, to vote.  It also gives you information on these matters so that you can make an informed decision.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and other required information.  Our Annual Report for the fiscal year ended February 25, 2011 is also enclosed.

Who may vote at the Annual Meeting?

Common stock is the only class of stock that is entitled to vote at the Annual Meeting.  Holders of ETC’s common stock and holders of other classes of stock which are entitled to vote on a common stock equivalent basis may vote their shares at the Annual Meeting.  Other than shareholders who hold common stock, Lenfest is the only shareholder who can vote equivalent common shares.  As noted above, Lenfest holds common stock and he also holds 21,741 shares of Series E Preferred Stock which is convertible to 10,870,321 shares of common stock and 386 shares of Series D Preferred Stock which is convertible to 225,091 shares of common stock. Under the respective terms of the Series E and Series D Preferred Stock, Lenfest is entitled to vote all of his equivalent common shares under the Series D Preferred Stock and the Series E Preferred Stock on an as-converted basis.

What are the voting rights of ETC shareholders?

Each shareholder is entitled to one vote per common share on all matters.

What proposals will be voted on at the Annual Meeting?

You are voting on the following matters at the Annual Meeting:

I.	To elect seven Directors to serve on the Board of Directors until ETC’s 2012 Annual Meeting of Shareholders and until their successors are elected.

II.	To ratify the appointment of McGladrey & Pullen LLP as the independent registered public accounting firm for ETC for the fiscal year ending February 24, 2012.

III.	To transact such other business as may properly come before the meeting and any adjournment of the meeting.

What happens if additional proposals are presented at the Annual Meeting?

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, Robert L. Laurent, Jr. and James D. Cashel (see the affiliation of these employees under “Executive Officers” on page 12), will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.  If for any unforeseen reason any of our nominees is not available as a candidate for Director, the persons named as proxy holders will vote your shares for such other candidate or candidates as may be nominated by the Board of Directors.

What is ETC’s voting recommendation?

Our Board of Directors recommends that you vote your shares “FOR” each of the nominees set forth in Proposal I in this proxy statement and “FOR” the ratification of the appointment of the independent registered public accounting firm set forth in Proposal II in this proxy statement.

How many votes must be present to conduct business at the Annual Meeting?

A quorum sets the standard which needs to be met in order for a meeting, such as the Annual Meeting, to be properly held.  The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.  Your shares are counted as present at the Annual Meeting if you attend and vote in person or if you properly return a proxy card.

What vote is required to elect Directors?

The Board of Directors are elected by a plurality of votes which means that the seven Directors receiving the highest number of votes will serve as members of the Board of Directors until their successors have been elected and qualified.

What vote is required to ratify the appointment of our independent registered public accounting firm?

The proposal to ratify the appointment of McGladrey & Pullen LLP as ETC’s independent registered public accounting firm must be approved by a majority of the votes cast by the holders of the outstanding shares of ETC common stock present at the Annual Meeting in person or represented by proxy and entitled to vote at the Annual Meeting.

How do I vote?

You may vote your shares of common stock on matters that are properly presented at the Annual Meeting by any of the following methods:

•	By completing the accompanying form of proxy and returning it in the envelope provided; or

•	By attending the Annual Meeting and casting your vote in person.

Can the proxy materials be accessed electronically?

The proxy statement for the Annual Meeting is available at the Investor Relations section of our website at www.etcusa.com.  Additionally, ETC has sent the proxy materials for the Annual Meeting to shareholders on or about June 20, 2011 by first-class U.S. mail.

How do I vote if my shares of common stock are held in “street name”?

If you hold your shares of ETC common stock in “street name” with a broker, financial institution or another holder of record, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your shares of common stock.  As a beneficial owner of ETC common stock, you have the right to direct the record holder on how to vote the shares held on your behalf.  If you hold your shares of common stock in “street name,” your record holder, or nominee, may be participating in a program that allows you to submit a proxy by telephone or via Internet.  If so, the voting form your nominee sent you will provide instructions for submitting your proxy telephonically or electronically via the Internet.

If you hold your shares of common stock in “street name” and wish to attend the Annual Meeting and vote in person, you must bring a valid photo ID and a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on June 1, 2011, the record date for voting, and that you have a right to vote your shares.

How do I change or revoke my proxy representing my shares of common stock?

A proxy may be revoked at any time before a vote is taken or the authority granted is otherwise exercised.  Unless revoked, the shares of common stock represented by a submitted proxy will be voted at the Annual Meeting and any adjournment thereof.  You may revoke your proxy at any time before it is actually voted or exercised at the Annual Meeting by executing and delivering a later dated proxy, by giving notice of revocation to the Secretary of ETC in writing, or by attending the Annual Meeting and giving notice of revocation in person.  Any shareholder who attends the Annual Meeting and revokes his or her proxy may vote in person.  However, your attendance at the Annual Meeting alone will not revoke your proxy.  The last-dated proxy you submit (by any means) will supersede any previously submitted proxy.  If you hold your common stock in “street name” and instructed your broker, financial institution or other record holder to vote your shares and you would like to revoke or change your vote, then you must follow the instructions provided by your record holder.

How do I vote in person?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot when you arrive.  If your shares are held in “street name,” you must bring a legal proxy from the record holder of your shares indicating that you were the beneficial owner of the shares on June 1, 2011, the record date for voting, and that you have a right to vote your shares.

Who will count the votes?

A representative of American Stock Transfer will serve as the Judge of Election and tabulate the votes.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy.  An individual shareholder’s vote will not be disclosed either within the Company or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, or (iii) to facilitate a successful proxy solicitation by our Board of Directors.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting.  We will announce the final voting results in a Current Report on Form 8-K that the Company will file with the United States Securities and Exchange Commission when the results are available.  The SEC’s website may be accessed at www.sec.gov.

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company will bear the cost of soliciting votes for the Annual Meeting.

Where can I find more information?

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission.  You may access the SEC’s website at www.sec.gov.

Who can answer my questions about the Annual Meeting?

If you have additional questions about the Annual Meeting, you should contact:

Environmental Tectonics Corporation
125 James Way
County Line Industrial Park
Southampton, Pennsylvania 18966
Attention:  James D. Cashel, General Counsel and Corporate Secretary
Phone Number:  (215) 355-9100

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 1, 2011, the number of shares and percentage of our common stock owned beneficially by each Director, each nominee for Director and each executive officer named in the Summary Compensation Table, and each person holding, to our knowledge, more than 5% of our outstanding common stock (1).  The table also sets forth the holdings of all directors and executive officers as a group.

	Number of shares		Percentage
William F. Mitchell (2) c/o Environmental Tectonics Corporation 125 James Way Southampton, PA 18966	1,305,924	(3)	14.3%

George K. Anderson, M.D. (4) 8 Little Harbor Way Annapolis, MD 21403	54,584	(5)	*

H.F. Lenfest (4) c/o The Lenfest Group Fire Tower Bridge-Suite 460 300 Barr Harbor Drive West Conshohocken, PA 19428	13,892,211	(6)	66.8%

Stephen F. Ryan (4) c/o Environmental Tectonics Corporation 125 James Way Southampton, PA 18966	11,865	(7)	*

George A. Sawyer (4) 404 North Union Street Alexandria, VA 22314	14,620	(7)	*

Winston E. Scott (4) c/o Environmental Tectonics Corporation 125 James Way Southampton, PA 18966	3,724		*

Linda J. Brent (4) c/o The Asta Group 2011 Crystal Drive, Suite 400 Arlington, VA 22202	1,619		*

T. Todd Martin, III 50 Midtown Park East Mobile, AL 36606	999,592	(8)	11.0%

Pete L. Stephens 22 Triblestone Lane Hilton Head Island, SC 29928	653,723		7.2%

Duane D. Deaner (9) c/o Environmental Tectonics Corporation 125 James Way Southampton, PA 18966	11,454	(10)	*

Robert L. Laurent, Jr. (11) c/o Environmental Tectonics Corporation 125 James Way Southampton, PA 18966	-		*

James D. Cashel (12) c/o Environmental Tectonics Corporation 125 James Way Southampton, PA 18966	5,167	(13)	*

All Directors, Nominees for Director and Executive Officers as a group (9 persons)	15,301,168	(15)	73.2%

* less than 1%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.  Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. The “Percent of Common Stock” is based on a denominator for the applicable Beneficial Owner equal to the sum of: (i) 9,111,201 shares of common stock outstanding, (ii) the shares of common stock, which may be acquired by such Beneficial Owner upon the exercise of options owned by such Beneficial Owner that are presently exerciseable or exerciseable within sixty days of April 29, 2011, and (iii) the shares of common stock beneficially owned by Lenfest set forth in footnote 6 below.

(2)	Chairman of the Board, President, Chief Executive Officer and Director of the Company.

(3)	Includes 45,200 shares of common stock held by Mr. Mitchell’s wife. Also includes 11,000 shares of common stock which may be acquired upon the exercise of options that are presently exercisable.

(4)	Director of the Company.

(5)	Includes 53,334 shares of common stock which may be acquired upon the exercise of options that are presently exercisable.

(6)
Includes 10,870,321 shares of common stock issuable upon conversion of 21,741 shares of Series E Preferred Stock, 225,091 shares of common stock issuable upon conversion of 386 shares of Series D Preferred Stock and 594,335 shares of common stock issuable upon conversion of 700,000 common stock warrants.

(7)	Includes 3,334 shares of common stock which may be acquired upon the exercise of options that are presently exercisable.

(8)
Includes 938,692 shares of common stock owned by Advanced Technology Asset Management, LLC, a limited liability company of which T. Todd Martin, III is manager.  Also includes 26,900 shares owned by Allied Williams Co, Inc., a corporation of which Mr. Martin is an officer and director, 17,000 shares owned by Equity Management, LLC, a limited liability company of which Mr. Martin is manager, 7,000 shares owned by trusts of which Mr. Martin is trustee, and 10,000 shares owned by Perdido Investors, LLC, of which Mr. Martin is the manager.

(9)	Mr. Deaner is retiring as Chief Financial Officer of the Company effective July 8, 2011.

(10)	Includes 11,454 shares of common stock which may be acquired upon the exercise of options that are presently exercisable.

(11)	Mr. Laurent is expected to be appointed Chief Financial Officer effective July 11, 2011.

(12)	General Counsel and Corporate Secretary of the Company.

(13)	Includes 5,167 shares of common stock which may be acquired upon the exercise of options that are presently exercisable.

(14)
Includes 71,002 shares of common stock which may be acquired by members of the Board of Directors upon the exercise of options that are presently exercisable. Additionally, includes 10,870,321 shares of common stock issuable upon conversion of 21,741 shares of Series E Preferred Stock, 225,091 shares of common stock issuable upon conversion of 386 shares of Series D Preferred Stock and 594,335 shares of common stock issuable upon conversion of 700,000 common stock warrants, all held by Mr. Lenfest. Also includes 16,621 shares of common stock which may be acquired by Messrs. Deaner and Cashel upon the exercise of options that are presently exercisable.

PROPOSAL I -- ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors will consist of not less than five or more than thirteen Directors.  Within the foregoing limits, the Board of Directors may, from time to time, fix the number of Directors.  The Board of Directors has fixed the number of Directors at seven Directors.

Vacancies in the Board of Directors occurring by reason of death, resignation or otherwise of a Director may be filled for the unexpired term by a majority vote of the remaining Directors of the Board of Directors although less than a quorum.  Newly created directorships resulting from an increase in the authorized number of Directors by action of the Board of Directors may be filled by a majority vote of the Directors serving at the time of such increase.  Each Director so elected to fill a vacancy or a newly created Directorship shall hold office until such Director’s successor is elected by the shareholders at the next annual or special meeting of shareholders or until the earlier death, resignation, removal or disqualification of each such Director.

At the Annual Meeting, seven Directors will be elected to serve for a one-year term and until their successors are elected and qualified.  Messrs. Mitchell, Lenfest, Ryan, Sawyer, and Scott, and Dr. Anderson and Dr. Brent are Directors seeking re-election.

The Nominating and Governance Committee of the Board of Directors has unanimously nominated George K. Anderson, M.D., Linda J. Brent, Ed.D., H. F. Lenfest, William F. Mitchell, Stephen F. Ryan, George A. Sawyer,  and Winston E. Scott for election as Directors of the Company.  Each of the nominees has consented to being named in this proxy statement and to serve if elected.  If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors.  The Company has no present reason to believe that any of the nominees will be unable to serve as a Director, if elected.

The seven nominees who receive the highest number of votes cast at the Annual Meeting will be elected as Directors.  Shares represented by properly executed proxies will be voted for the nominees named below unless otherwise specified in the proxy by the shareholder.  Any shareholder who wishes to withhold authority from the proxy holders to vote for the election of Directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect.  Shareholders cannot cumulate their votes for the election of Directors.  No proxy may be voted for a greater number of persons than the number of nominees named.

Nominees for Election as Director

The Board of Directors unanimously recommends that the holders of our voting securities vote for the election of the following nominees:

Name	Age	Served as Director Or Officer Since (1)	Current Positions and Offices
William F. Mitchell (2)	69	1969	Chairman of the Board of Directors, Chief Executive Officer, President and Director

George K. Anderson, M.D. (3)	65	2003	Director

Linda J. Brent, Ed.D. (4)	55	2010	Director

H. F. Lenfest (5)	81	2003	Director

Stephen F. Ryan (6)	75	2009	Director

George A. Sawyer (7)	80	2009	Director

Winston E. Scott (8)	60	2010	Director

(1)	Directors are elected for one-year terms.

(2)
Mr. Mitchell has been our Chairman of the Board of Directors, President and Chief Executive Officer since 1969, except for the period from January 24, 1986 through January 24, 1987, when he was engaged principally in soliciting sales for our products in the overseas markets.  Mr. Mitchell received a Bachelor of Science degree in physics from Drexel University and has completed graduate work in mechanical and electrical engineering.  He is a member of the ASME and Drexel University engineering advisory boards.  Additionally, he is a member of the Society of Automotive/Aerospace Engineering, the International Society of Pharmaceutical Engineering, the Undersea and Hyperbaric Medical Society, the Aerospace Medical Association, the American Society of Mechanical Engineering and the Institute of Environmental Sciences.

(3)
Dr. Anderson is an experienced physician executive.  He served in the Air Force as a flight surgeon, aerospace medicine staff officer, and commander of several medical organizations in Korea, Germany, and United States.  He retired from active duty in the grade of Major General.  Following his thirty years of military service, he transitioned to executive positions in the private sector.  He served as Chief Executive Officer of the Koop Foundation from 1997 to 1998 and as Chief Executive Officer at Oceania, Inc., a medical software company, from 1999 to 2001.  A period of practice as an independent medical technology consultant was followed by his current role as Executive Director of the Association of Military Surgeons of the United States (AMSUS).  AMSUS, the nonprofit Society of the Federal Health agencies, operates from a headquarters located in Bethesda, Maryland.

(4)
Dr. Brent currently serves as the Chief Executive Officer and Senior Managing Associate for the ASTA Group, LLC, a business development, communications and consulting firm.  Additionally, she provides support to the National Training and Simulation Association for strategic planning.  Her former positions include serving as Vice President, Business Development of TYBRIN Corporation, with L-3 Communications as Corporate Director of Homeland Security, Director of Advanced Programs for the Link Simulation and Training Division, and as the Director of Operations for Link’s Orlando location.  Dr. Brent also spent ten years at Lockheed Martin Corporation in various capacities.  She holds Bachelors and Masters Degrees and a Doctorate in Education.

(5)
Mr. Lenfest practiced law with Davis Polk & Wardwell before joining Triangle Publications, Inc., in Philadelphia as Associate Counsel in 1965.  In 1970, Mr. Lenfest was placed in charge of Triangle’s Communications Division, serving as Editorial Director and Publisher of Seventeen Magazine and President of the CATV Operations.  In 1974, Mr. Lenfest, with the support of two investors, formed Lenfest Communications, Inc., which purchased Suburban Cable TV Company and Lebanon Valley Cable TV Company from Triangle with a total of 7,600 subscribers.  In January 2000, Mr. Lenfest sold his cable television operations, which by then served 1.2 million subscribers, to Comcast Corporation.  Mr. Lenfest is the owner of various other businesses and is active in many philanthropic activities including Chairman of the Boards of the Curtis Institute, the Lenfest Foundation, the American Revolution Center, and the James Madison Council of the Library of Congress.  Mr. Lenfest is also a Trustee of Columbia University and a former Chair of the Board of the Philadelphia Museum of Art.  Since 1989, Mr. Lenfest has served on the Board of Directors for TelVue Corporation, a broadcast technology company.  Mr. Lenfest is a graduate of Washington and Lee University and Columbia Law School.

(6)
Mr. Ryan retired in 2001 as the Chairman, President, CEO and a Director from Selas Corporation of America (now known as IntriCon Corporation).  Selas was a diversified international firm engaged in the design, development, engineering and manufacturing of industrial products, such as the furnace section of continuous annealing and galvanizing lines in steel production for automotive steel, glass production furnace lines, cable winch devices for below the chassis spare tire lift holders for the automotive industry, parts for hearing aid devices and transistors for electric surge guards for computers and electronics.  Since 2004, Mr. Ryan has been serving as a Director of Bolt Technology Corporation, a public company which is traded on NASDAQ.  Bolt is a manufacturer and seller of seismic air guns, cables, hydrophones and other devices engaged in the offshore oil and gas exploration market.  Mr. Ryan received a Bachelor of Business Administration degree from Iona College and MBA degree from the University of Connecticut.  He is a retired Certified Public Accountant (“CPA”), and a member of the New York State Society of Certified Public Accountants (NYSSCPA) and the American Institute of CPAs (AICPA).

(7)
Mr. Sawyer is a founding partner of J.F. Lehman & Company and currently serves as Executive Advisor.  From 1993 to 1995, he served as President and Chief Executive Officer of Sperry Marine, Inc.  Prior thereto, Mr. Sawyer held a number of prominent positions in private industry and in the United States government, including serving as President of John J. McMullen Associates, President and Chief Operating Officer of TRE Corporation, Executive Vice President and Director of General Dynamics Corporation, Vice President of International Operations for Bechtel Corporation and Assistant Secretary of the Navy for Shipbuilding and Logistics.  He graduated Phi Beta Kappa from Yale University and completed graduate studies in nuclear engineering at the Knolls Atomic Power Laboratories.  He is also the co-inventor of the Consolidated Nuclear Steam Generator II and served in the US Navy for ten years as a nuclear submariner.  Mr. Sawyer currently serves on the Board of Water Generating Systems, LLC and two non-profit entities (i.e., Lets Go, LLC and the Alexandria Hospital Foundation).  Mr. Sawyer has also served as a Director of Atlantic Marine Holding Company, Black Light Power Inc. and CHI Systems, Inc.

(8)
Mr. Scott is a retired U. S. Navy Captain and former NASA Astronaut and currently serves as Dean of the College of Aeronautics of the Florida Institute of Technology.  His professional experience includes significant industry and academic positions as well as a 27-year career in the U. S. Navy.  During his Navy career, Mr. Scott accumulated more than 5,000 hours of flight time in 20 different military and civilian aircraft and more than 200 shipboard landings.  Mr. Scott was selected by NASA for their Astronaut program in March 1992.  He served on two space shuttle missions, logging more than 24 days in space including three spacewalks totaling over 19 hours.  Mr. Scott’s civilian experience includes serving as the Vice President for Student Affairs for Florida State University, an Associate Dean and Adjunct Instructor position at FSU College of Engineering, Executive Director of the Florida Space Authority, and as Vice President and Deputy General Manager of the engineering and science contract group for Jacobs Engineering in Houston, Texas.  Mr. Scott holds a B.A. in Music from Florida State University, a M.S. in aeronautical engineering from the U.S. Naval Postgraduate School, and honorary doctorates from Florida Atlantic University and Michigan State University.  Mr. Scott belongs to the American Institute of Aeronautics & Astronautics, Aircraft Owners and Pilots Association, Experimental Aircraft Association, and Bronze Eagles Association of Texas.  Since 2003. Mr. Scott has served as a director of Gulf Power Company, a subsidiary of The Southern Company, a public company which is traded on NYSE.  Mr. Scott also serves as a Director for a non-profit entity (the Astronaut Memorial Fund).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR DR. ANDERSON, DR. BRENT, AND
MESSRS. LENFEST, MITCHELL, RYAN, SAWYER AND SCOTT.

Information Concerning the Board of Directors, Board Committees and Corporate Governance

           Our Board of Directors consists of seven members, one of whom (Mr. Mitchell) is also a member of management. Each Board member brings a diverse combination of background, education and interests to the Board’s oversight responsibility. In evaluating a nominee for Board membership, the Nominating and Governance Committee considers a number of factors including education and background, relevant experience, industry affiliations, personal interests and diversity

We have structured our Board to address the diverse nature of our businesses and each director brings particular knowledge and experience that enhances the Board as a whole. Mr. Mitchell has been instrumental in introducing new technologies since the Company’s inception and brings to the Board detailed knowledge of the technology of each of our businesses. Dr. Anderson, a former flight crew member with the U.S. Air Force, is a medical doctor with extensive experience in hyperbaric medicine and the aeromedical impact of flight. He is a key supporter of our Authentic Tactical Fighter Systems and a subject matter expert for our hyperbaric monoplace business. Dr. Brent, because of her prior experience in the defense sector, is knowledgeable of the simulation sector and an asset to the Board and the Company as it seeks to expand the market for its Advanced Disaster Management Simulator (“ADMS”) product.  Mr. Ryan is a retired certified public accountant who also was the Chief Executive Officer (“CEO”) of a manufacturing company for 13 years with experience in long-term projects. He brings to the Board knowledge of the financial aspects affecting the chief executive’s role particularly related to the management of long-term projects.  Mr. Lenfest, an attorney, spent 25 years managing and growing a company, is an investor with a long term horizon, and brings to the Board his understanding and appreciation of the longer development and marketing cycle required to introduce new technologies to an industry.  Mr. Sawyer spent numerous years on both sides of procurement with the U.S. Navy and offers the Board valuable insight to proposal review and the management of complex government contracts. Mr. Scott, a pilot and former astronaut, can assist the Company and the Board with respect to strategic planning for its NASTAR Center.

Our Board serves a specific role in risk oversight. Management reports to the full Board summarizing the important financial, operational, legal issues and risk factors facing the organization. Our Audit Committee is assigned responsibility for financial risk. Our Nominating and Governance Committee addresses compliance risk. And our Compensation Committee evaluates compensation philosophy and policy with particular focus on their effect on enterprise risk.

Mr. Mitchell serves the dual function as President, CEO and Chairman of the Board. We feel that this dual function is appropriate given the nature of our business. Our Company’s core strength is our ability to design, develop and integrate new technologies in our product lines. In our main market, pilot training systems, each new aircraft introduces a quantum leap forward in performance and application. To continue to successfully market our simulators, we must understand the important new features and be able to recreate their effects in a ground based training device. Mr. Mitchell has significant technical education, experience and training, and an in-depth working knowledge of the Company’s technology, and as a result he is able to educate the Board members on the applications of our technologies. As the chief spokesperson for our core technology, ATFS, he can provide valuable insight to the Board as to the evolution of and acceptance for this new and unique training method. ETC is a technology-driven Company and as such we feel the Board leader should possess this background.

While Dr. Anderson, Dr. Brent, and Messrs. Ryan, Sawyer and Scott meet the Company’s standards for independent directors, we do not have a lead independent director.

Executive Officers

In addition to William F. Mitchell, who is a Director, Chief Executive Officer and President of the Company, Duane D. Deaner, age 63, and James D. Cashel, age 48, currently serve as executive officers of the Company.  In addition, Robert L. Laurent, Jr., age 56, is expected to be named Chief Financial Officer upon Mr. Deaner retiring effective July 8, 2008.

Mr. Deaner, who is retiring effective July 8, 2011, has served as our Chief Financial Officer since January 1996.  Mr. Deaner served as Vice President of Finance for Pennfield Precision Incorporated from September 1988 to December 1995.  Mr. Deaner received an MBA in Finance from Temple University and a B.A. in Mathematics from Millersville University in Pennsylvania.

Mr. Cashel joined the Company in 2008 as General Counsel and was appointed Corporate Secretary in July 2009. From 1996 through 2008, Mr. Cashel was in private law practice. From May 1998 through December 2008, Mr. Cashel practiced law at Montgomery, McCracken, Walker and Rhoads, LLP, having served as a partner from 2003 through 2008. Mr. Cashel, who is also a registered patent attorney, received a Bachelor of Science degree in Chemical Engineering from Drexel University in 1987, and from 1987 through 1994 he was employed in various engineering positions.

Mr. Laurent joined ETC in 2011 as Controller, and is expected to be named Chief Financial Officer upon Mr. Deaner’s retirement in July 2011.  From 1987 to 2008, Mr. Laurent was with Fedders Corporation where he served as Executive Vice President and Chief Financial Officer from 1987 to 1998 and from 2004 to 2008.  From 1998 to 2004, Mr. Laurent served as Executive Vice President – Acquisitions and Alliances.  Mr. Laurent was a private consultant from 2008 through 2010.  Mr. Laurent received a B.S. in accounting from Villanova University.

Committees of the Board of Directors

During the fiscal year ended February 25, 2011, the Board of Directors held five meetings, and no incumbent Director attended less than 75% of the regularly scheduled and special meetings of the Board and its committees on which he or she served.

We have three standing Board Committees: Audit, Compensation and Nominating and Governance.  Each committee has a charter which can be found at the Investor Relations section of our website at www.etcusa.com. The members and chairpersons of each committee during fiscal 2011 are identified in the following table and each committee, its function and the numbers of meetings held by each committee during fiscal 2011 are described below.

Name of Director	Independent	Audit	Compensation	Nominating and Governance
Stephen F. Ryan	Yes	Chair	X
Dr. George K. Anderson	Yes		X	Chair
George A. Sawyer	Yes	X	Chair
Dr. Linda J. Brent	Yes	X		X
Winston E. Scott	Yes			X
Number of Meetings Held in Fiscal Year		6	2	2

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) under the Securities Exchange Act of 1934, as amended.  During the fiscal year ended February 25, 2011, Mr. Ryan served as the Audit Committee Chairman and was designated as the Audit Committee Financial Expert as defined by Item 407(d) (5) of Regulation S-K of the Securities and Exchange Commission.   Among other responsibilities, the Audit Committee meets (via face-to-face or via telephone) with the external auditors to review and make recommendations to management concerning (if appropriate) the quarterly and annual financial results and the Company’s reports on Forms 10-Q and 10-K.  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent accountants in their preparation and issuance of an audit report and the performance of other audit and review services.

Mr. Ryan and Dr. Anderson served on our Compensation Committee during fiscal year 2011, with Mr. Sawyer serving as Chairman.  The Compensation Committee is charged with reviewing the compensation and incentive plans of officers and key personnel.  See also page 17 (Summary of Executive Compensation).

Dr. Brent and Mr. Scott served on our Nominating and Governance Committee during fiscal year 2011, with Dr. Anderson serving as Chairman.  The Nominating and Governance Committee is charged with finding and recommending new Board of Directors members and with ensuring our compliance with all regulatory governance requirements.  The Nominating and Governance Committee works closely with the Company’s Chief Executive Officer to identify potential Directors with skills and business experience that align with the Company’s particular needs.

The Nominating Committee, among other things, considers and makes recommendations to the Board of Directors concerning the appropriate size of the Board and nominees to stand for election or fill vacancies on the Board.  In particular, the Nominating Committee identifies, considers and recommends candidates to fill positions on the Board in accordance with its criteria for Board membership (as such criteria are described below).  In considering and recommending director candidates to nominate for election at an annual meeting of shareholders, the Nominating Committee will initially consider nominating the current Directors whose terms are expiring and will consider their past performance on the Board, along with the criteria for Board membership, in determining whether to nominate them for re-election.  A thorough investigation of the proposed candidates’ backgrounds is conducted to ensure there is no past history that would disqualify such candidates from serving as Directors.  Those candidates that are selected and pass the background investigation will be recommended to the full Board for nomination.

The Nominating Committee evaluates candidates based on personal and professional ethics, strength of character, integrity and values, education, experience, intelligence, independence, financial literacy, knowledge of the Company’s industry and other background relevant to the Company’s needs.

The Nominating Committee does not have a formal policy with respect to diversity.  However, in order to enhance the overall quality of the Board’s deliberations and decisions, the Nominating Committee seeks candidates with diverse professional backgrounds and experiences, representing a mix of industries and professions with varied skill sets and expertise.

In accordance with Section 4.03(a)(i) of the Company’s Bylaws, shareholders may nominate candidates for election as director by submitting nominations in writing to the Secretary of the Company no later than the close of business of the twentieth business day immediately preceding the date of the annual shareholders meeting (i.e., June 24, 2011).  Any Director nomination by a shareholder must include the following information about the nominee: name; age; business and residence address; principal occupation or employment; the number of common shares beneficially owned by the nominee; the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of Directors; and a signed consent of the nominee to serve as a Director of the Company, if elected.  All late nominations are rejected.  While the Committee does not have a formal policy with regard to consideration of director candidates recommended by shareholders, the Committee will, in accordance with its Charter, make recommendations to the Board with respect to these nominations.

The Company does not have a policy with respect to Director attendance at Annual Meetings.  However, at our 2010 Annual Meeting, all Directors were in attendance except for Mr. Lenfest (who had a schedule conflict).

Communication with the Board of Directors

Interested parties should address all communications concerning the full Board of Directors or an individual Director to the attention of our Corporate Secretary, James D. Cashel.  Our Corporate Secretary reviews all such communications to determine if they are related to specific products or services, are solicitations or otherwise relate to improper or irrelevant topics.  All such communications, except for solicitations and communications relating to improper or irrelevant topics, receive a response in due course.  Any communication directed to an individual Director relating solely to a matter involving such Director is forwarded to such Director.  Any communication directed to an individual Director relating to a matter involving both such Director and ETC or the Board of Directors, as a whole, is forwarded to such Director and the Chairman of the Board of Directors.  The balance of the communications are forwarded to the Chairman of the Board of Directors.  Except for improper communications, all interested party communications to the Board of Directors or an individual Director received by the Corporate Secretary are kept in confidence.  These procedures were adopted unanimously by the independent Directors.

Director Independence.

Our stock is quoted over-the-counter on the OTCQB market tier, which does not have director independence requirements. The Company, however, according to the Company’s Bylaws and its Audit Committee Charter, requires that a minimum of three Directors qualify as “independent directors,” which is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a Director. During the fiscal year ended February 25, 2011, Messrs. Ryan, Sawyer and Scott, and Dr. Anderson and Dr. Brent were our independent Directors. Independent Directors constitute a majority of our Board of Directors.

PROPOSAL II -- RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Friedman LLP (“Friedman”) served as our independent registered public accounting firm for the fiscal years ended February 25, 2011 and February 26, 2010.

Change in Independent Registered Public Accounting Firm

On February 4, 2011, our Audit Committee discussed the potential change of ETC’s independent accountants and directed management to undertake a request for proposal (“RFP”) from certain independent registered public accountants to serve as ETC’s independent registered accounting firm for the fiscal year ended February 25, 2011.

On March 11, 2011, the Audit Committee notified Friedman that it would continue to serve as our independent registered accounting firm for the fiscal year ended February 25, 2011.

However, for the current fiscal year ending February 24, 2012, the Audit Committee is engaging McGladrey & Pullen LLP (“McGladrey”).

The Audit Committee formally engaged McGladrey effective May 31, 2011.  The decision to change independent registered public accounting firms, from Friedman to McGladrey, was disclosed in our Current Report on Form 8-K, filed with the SEC on June 2, 2011.  Friedman’s engagement ended with the filing for the Company’s Annual Report on Form 10-K for the fiscal year ended February 25, 2011.  During the entire period of Friedman’s engagement as our independent registered public accounting firm, there were no disagreements between ETC and Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  Moreover, over the last two fiscal years, Friedman did not issue any report containing an adverse opinion, disclaimer of opinion, modification or qualification, nor did Friedman ever express substantial doubt about the Company’s ability to continue as a going concern.

Shareholder ratification of the appointment of McGladrey as our independent registered accounting firm is not required by our Bylaws or otherwise.  However, the Board is submitting the appointment of McGladrey to the shareholders for ratification as a matter of good corporate governance practice.  If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain McGladrey.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of ETC and our shareholders.

We expect that a representative of Friedman will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to questions from shareholders.  McGladrey will not have a representative present at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING FEBRUARY 24, 2012

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements for the fiscal year ended February 25, 2011 with management and Friedman LLP, the Company’s independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed the independent accountants’ independence with the independent accountants.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended February 25, 2011 filed with the Securities and Exchange Commission.

The Audit Committee also reviewed the fees paid to Friedman LLP during fiscal year 2011 and determined that the services provided by Friedman LLP are compatible with maintaining its independence.

THE AUDIT COMMITTEE

Stephen F. Ryan, Chairman
Dr. Linda J. Brent
George A. Sawyer

EXECUTIVE COMPENSATION

Objectives and Philosophy of Executive Compensation

ETC’s executive compensation program is administered by the Compensation Committee of the Board of Directors.  The Compensation Committee is currently composed of George A. Sawyer who serves as the Committee Chairman, Dr. George K. Anderson, and Stephen F. Ryan, each of whom is independent pursuant to the Company’s standards for director independence.

The Board of Directors adopted and approved a Compensation Committee Charter which sets forth the principles and policies followed by the Compensation Committee in connection with executive compensation. A copy of ETC’s Compensation Committee Charter is available at the Investor Relations section of ETC’s corporate website (http:www.etcusa.com).

Stated broadly, we seek to provide competitive compensation for our executive officers that attracts and retains qualified executives, rewards individual and company achievement and aligns the financial interest of our executives with those of our shareholders.  We use a combination of base salary, annual cash incentives, long-term equity incentives, perquisites and benefits programs to achieve these objectives.  We emphasize performance-based incentive compensation programs for our executives, because we believe that these types of programs reward our executives when our financial and operational goals are achieved.

Compensation Philosophy and Objectives

The primary focus of our executive compensation program is to improve our performance in the short and long term.  The executive compensation program is structured to link executive compensation to the overall performance of ETC to more closely align the interests of the executive management team with the interests of ETC’s shareholders.  We seek to maximize the possibilities for enhancing shareholder value by closely aligning compensation for ETC’s executive officers with the overall financial viability of ETC (including but not limited to profitability, cash flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and future technology development).  It is considered essential to the success of ETC that its compensation policies enable ETC to attract, retain and satisfactorily reward executive officers who are contributing to the long-term growth and success of ETC.

Primary Components of Executive Compensation

The primary components of ETC’s executive compensation program consist of base salary, annual cash bonus incentive opportunities and long-term incentive opportunities in the form of options to acquire common stock.

Base Salary

We set base salaries for our executive officers based upon their respective positions and corresponding responsibilities and authorities. Executive salaries are reviewed on an annual basis consistent with our fiscal reporting period.   We compare our base salaries to market benchmarks for each particular position.

The Compensation Committee specifically evaluates on an annual basis the CEO’s performance in relation to the individual goals and performance criteria in place for the period and in relation to overall Company performance. Based on this review, they establish an appropriate base compensation level for the next fiscal year.  They also review and approve the CEO’s recommendations for executive officer compensation.

Short-term Incentive Compensation

We use short-term incentives to focus executive officers on our quarterly and annual performance plan and to reward them for achieving pre-established performance goals and strategic objectives.  These short-term incentives, along with the long-term incentives, put a significant portion of each executive officer’s pay at risk, so that these incentives are only earned when we achieve key performance goals and strategic objectives.

During fiscal 2011, our CEO participated in a short term incentive compensation plan.  Each of our other named executives participated in a short term incentive compensation plan for the period from June 1, 2010 through February 28, 2011. Each executive was given a set of individual and common goals which applied for the specific period. These goals included financial objectives tied into our annual budget, individual goals related to operating or financing objectives, and goals related to personal development. Depending on their performance under the plan, each executive could earn an annual compensation payment up to a total of 75% of base salary for our CEO and up to 42.5% of base salary for the other named executives.

Incentive payments related to performance in fiscal 2011 under the various short term incentive plans totaled $247,500 for our CEO, $34,957 for our former Chief Financial Officer (“CFO”), and $119,445 for our General Counsel and Corporate Secretary. Certain of these payments were made subsequent to the end of fiscal 2011 and, for the CFO and General Counsel, certain of these payments ($21,755 and $52,500, respectively) were earned in fiscal 2011 under the prior bonus plan for the period June 1, 2009 through May 30, 2010.   Starting with fiscal 2012, i.e., March 1, 2011 through February 28, 2012, our short term incentive compensation plans will be evaluated on a fiscal year basis for both the CEO and the other named executives.  This program must be re-authorized on an annual basis and is subject to cancellation at any time.

Long-Term Incentive Compensation

We provide equity-based, long-term incentives to our executive officers as part of their competitive pay package because we believe that they align the interests of the officers directly with the interests of our shareholders.  We also believe that long-term incentive compensation is an important retention tool.  In fiscal 2011, no stock options were granted pursuant to the Company’s Employee, Director and Consultant Stock Plan.

Executive Benefits and Perquisites

As salaried employees, our executive officers participate in all our standard Company benefit programs. Our health and welfare plans include medical, dental, life, short-term disability and other coverages.  The health and related benefits provided to executive officers are offered through broad based plans applicable to all regular full-time ETC employees. Our executive officers are also eligible to participate in the ETC Retirement Savings Plan, a qualified 401(k) plan that provides all of the executive officers with the opportunity to contribute compensation, up to the limits imposed by the Internal Revenue Code, on a pre-tax or after-tax basis.  We match 100% of the first 4% of salary contributed, and this match vests in equal shares over a period of the five subsequent years. This Retirement Savings Plan is the same plan offered to all regular full-time ETC employees.

Employment Agreements with Executive Officers

As of February 25, 2011, we have entered into employment agreements with certain employees, including the executive officers listed in the Summary Compensation Table.

Chief Executive Officer Employment Agreement

On July 24, 2006, ETC entered into an employment agreement with William F. Mitchell (the “CEO Agreement”) pursuant to which Mr. Mitchell is employed as the President and Chief Executive Officer.  Mr. Mitchell also serves as the Chairman of the Board of ETC. Under the CEO Agreement, Mr. Mitchell is entitled to receive a base salary (currently $330,000), which is subject to increase annually based on a review of his performance by ETC’s Compensation Committee. Mr. Mitchell is also entitled to receive a bonus based on a formula and targets set forth in the CEO Agreement.

The term of the CEO Agreement was originally three years, and it has been extended for another three years (through July 24, 2012).  Absent a termination for cause, if ETC does not renew the CEO Agreement for any additional three-year periods, Mr. Mitchell is entitled to terminate the CEO Agreement and receive certain benefits under the terms of the CEO Agreement including, without limitation, three years of base salary, bonuses and participation in various benefit plans.  The CEO Agreement also provides Mr. Mitchell with three years of base salary, bonuses, and participation in various benefit plans of ETC if his employment is terminated due to a disability, by ETC without cause, or if Mr. Mitchell terminates his employment with ETC for good reason, including a change in control of ETC (other than a change of control in connection with an acquisition by Lenfest), each as defined in the CEO Agreement.

Other Employment Agreements

ETC has also entered into employment agreements (the “Employment Agreement(s)”) with Duane D. Deaner, our CFO who is retiring in July 2011, and James D. Cashel, our General Counsel and Corporate Secretary (the “Executives”). Under the Employment Agreements, the Executives each receive a base salary which is subject to increase annually based on a review of their performance. Additionally, the Executives are entitled to bonuses based on specific annual objectives tailored to their individual areas of responsibility.  Mr. Deaner is scheduled to retire effective July 8 at which time his Employment Agreement will be terminated.  Mr. Cashel’s Employment Agreement is effective through November 1, 2011.  Absent a termination for cause, if ETC does not renew Mr. Cashel’s Employment Agreement for an additional two-year period, he is entitled to terminate his Employment Agreement and to receive certain benefits including, without limitation, two years of base salary, bonuses and participation in various benefit plans.  Mr. Cashel’s Employment Agreement also provides him with two years of base salary, bonuses, and participation in various benefit plans of ETC if his employment is terminated due to a disability, by ETC without cause, or if he terminates his employment with ETC for good reason as defined in the Employment Agreement.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation of our Named Executive Officers for the fiscal years ended February 25, 2011 and February 26, 2010.

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards	Option Awards (12)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation		Total
(a)	(b)	(c)	(d)		(e)	(f)		(g)	(h)	(i)		(j)
William F. Mitchell (1)	2011	330,000	247,500	(6)	--	--		--	--	73,127	(2)	$650,627
Chairman of the Board,	2010	243,000	247,500		--	$86,000	(3)	--	--	66,000	(4)	$642,500
Chief Executive
Officer,
President and Director

Duane D. Deaner (5)	2011	115,000	34,957	(6)	--	--		--	--	2,945	(7)	$152,902
Chief Financial Officer	2010	115,000	30,000		--	$30,000	(8)	--	--	2,000	(7)	$177,000

James D. Cashel (9)	2011	158,000	119,445	(6)	--	--		--	--	6,634	(10)	$284,079
General Counsel,	2010	143,000	22,500		--	$41,000	(11)	--	--	3,000	(10)	$209,500
Corporate Secretary

(1)
ETC is party to an employment agreement with Mr. Mitchell, pursuant to which Mr. Mitchell serves as President and Chief Executive Officer. The terms and conditions of Mr. Mitchell’s employment agreement are summarized above under “Employment Agreement with Executive Officers - Chief Executive Officer Employment Agreement.”

(2)
Consists of $60,012 paid to Mr. Mitchell in connection with ETC’s use of Mr. Mitchell’s properties, $3,315 in automobile allowance payments for Mr. Mitchell’s company car, and $9,800 in contributions on behalf of Mr. Mitchell pursuant to ETC’s Retirement Savings Plan.

(3)
On October 26, 2009, Mr. Mitchell was awarded stock options for 33,000 shares of the Company’s common stock pursuant to the Company’s 2009 Employee, Director and Consultant Stock Plan. These options are exercisable as follows: 11,000 as of October 26, 2010, 11,000 as of October 26, 2011, and 11,000 as of October 26, 2012.

(4)
Consists of $60,000 paid to Mr. Mitchell in connection with ETC’s use of Mr. Mitchell’s properties, $2,000 in automobile allowance payments for Mr. Mitchell’s company car, and $4,000 in contributions on behalf of Mr. Mitchell pursuant to ETC’s Retirement Savings Plan.

(5)
ETC is party to an employment agreement with Mr. Deaner, pursuant to which Mr. Deaner serves as Chief Financial Officer. The terms and conditions of Mr. Deaner’s employment agreement are summarized above under “Employment Agreement with Executive Officers – Other Employment Agreements.”  Mr. Deaner is retiring effective July 8, 2011 at which time his employment agreement will be terminated.

(6)
The bonus plan for fiscal 2011 covered a shorter period that that for fiscal 2010 because the Company made changes to the bonus period to align its bonus plan year with its fiscal year.  The bonus period for fiscal 2011 covered June 1, 2010 to February 28, 2011.   In prior fiscal years, the bonus plan year was from June 1 to May 30.  This column includes year-end payments made under the prior bonus plan, ending May 30, 2010.

(7)	Consists of ETC’s contribution on behalf of Mr. Deaner’s pursuant to ETC’s Retirement Savings Plan.

(8)
On October 26, 2009, Mr. Deaner was awarded stock options for 11,500 shares of the Company’s common stock pursuant to the Company’s 2009 Employee, Director and Consultant Stock Plan. These options are exercisable as follows: 3,834 as of October 26, 2010, 3,833 as of October 26, 2011, and 3,833 as of October 26, 2012.

(9)
ETC is party to an employment agreement with Mr. Cashel, pursuant to which Mr. Cashel serves as General Counsel and Corporate Secretary. The terms and conditions of Mr. Cashel’s employment agreement are summarized above under “Employment Agreement with Executive Officers – Other Employment Agreements.”

(10)	Consists of ETC’s contribution on behalf of Mr.Cashel pursuant to ETC’s Retirement Savings Plan.

(11)
On October 26, 2009, Mr. Cashel was awarded stock options for 15,500 shares of the Company’s common stock pursuant to the Company’s 2009 Employee, Director and Consultant Stock Plan. These options are exercisable as follows: 5,167 as of October 26, 2010, 5,167 as of October 26, 2011, and 5,166 as of October 26, 2012.

(12)
The Company determines the grant date fair-value of stock-based compensation using the Black-Scholes valuation model prescribed under the applicable accounting guidance (FASB ASC 718). For the amounts in column (f), the Company used the following assumptions: expected volatility of 112.1%; risk-free interest rate of 0.41%; and an expected life of ten years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table summarizes the equity awards held by our Named Executive Officers as of February 25, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
William F. Mitchell	11,000	22,0001	$2.64	12/17/2019
Chairman of the Board,			$2.64	12/17/2019
Chief Executive Officer,
President and Director

Duane D. Deaner		--
Chief Financial Officer	6,978	--	$7.24	9/15/2014
	642	--	$6.07	9/21/2016
	3,834	7,6662	$2.64	12/17/2019
			$2.64	12/17/2019
James D. Cashel	5,167	10,3333	$2.64	12/17/2019
General Counsel,			$2.64	12/17/2019
Corporate Secretary

(1)	These options vest as follows: 11,000 vest on 12/17/2011 and 11,000 vest on 12/17/2012.
(2)	These options vest as follows: 3,833 vest on 12/17/2011 and 3,833 vest on 12/17/2012.
(3)	These options vest as follows: 5,166 vest on 12/17/2011 and 5,167 vest on 12/17/2012.

SUMMARY OF EMPLOYEE BENEFIT PLANS

Employee, Director and Consultant Stock Plan:

In July 2009, the Company adopted the 2009 Employee, Director and Consultant Stock Plan. This Plan authorizes the Board of Directors (or a committee appointed under the Board) to grant option awards for the purchase of common stock or common stock awards of up to 1,000,000 shares of common stock to employees, officers, directors, consultants and advisors of the Company and its subsidiaries. The plan allows for the establishment of an exercise price at the time each option is granted. The exercise price shall not be less than the fair market value (or in the case of a ten percent owner, 110%) of a share of the Company’s common stock on the date of grant of such option. The plan also allows the Board or its appointed committee to establish the exercise period(s) of any option awards. Granted options have a maximum term of 10 years. This Plan was approved by the shareholders on July 2, 2009. As of February 25, 2011, there were 887,000 shares available to be granted under this Plan.

Non-employee Director Stock Plan:

In September 2005, the Company adopted a stock option plan which allows for the granting to non-employee members of the Company’s Board of Directors of options to purchase up to 600,000 shares of common stock. The plan provides that the option exercise price shall not be less than 100% of the current market price of the stock on the date of the grant. The amount of each individual award and the vesting period are determined by the Board of Directors or its appointed committee. Granted options have a maximum term of 10 years. The Plan shall remain in effect until terminated by the Board of Directors. At February 25, 2011, there were 520,000 shares available to be granted under this Plan.

Employee Stock Purchase Plan

We have an Employee Stock Purchase Plan, which was adopted by the Board of Directors on November 3, 1987.  All employees meeting service requirements, except officers, directors and 10% shareholders, are eligible to voluntarily purchase common stock through payroll deductions up to 10% of salary.  We make a matching contribution equal to 20% of the employee's contribution.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain summary information as of February 25, 2011 concerning our compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by Security holders	855,256	$2.17	1,407,000
Equity compensation plans not approved by security holders	-	N/A	183,578	1
Total	855,256	$2.17	1,590,578

(1)  Represents shares of common stock available under the Employee Stock Purchase Plan.

Director Compensation

Currently our directors who do not serve as officers are paid a fee of $5,000 (either in cash or equivalent value of common stock of the Company) per calendar quarter for attending annually four Board of Directors meetings, four Audit Committee meetings, and two each of Nominating/Governance and Compensation Committee meetings. For additional Board meetings, directors receive $1,000 per meeting. For additional committee meetings, directors receive either $1,500 for each in-person meeting or $250 for each teleconference meeting. Additionally, non-employee directors may be awarded options to purchase common stock of the Company. However, in fiscal year 2011, no option awards were granted.

The following table sets forth the compensation paid by the Company to each of its non-employee Directors for the fiscal year ended February 25, 2011.

FISCAL 2011 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)1	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
George K. Anderson, M.D.2	20,250	-	-	-	-	-	20,250
Linda J. Brent3	2,885	-	-	-	-	-	2,885
H. F. Lenfest4	15,000	5,000	-	-	-	-	20,000
Stephen F. Ryan5	10,250	10,000	-	-	-	-	20,250
George A. Sawyer6	250	20,000	-	-	-	-	20,250
Winston E. Scott7	8,626	-	-	-	-	-	8,626

1 ETC used the closing price of its common stock on the date of grant as reported over-the-counter on the OTCQB market tier to compute the grant date fair value of these awards in accordance with FASB ASC 718.

2 Dr. Anderson held options to purchase an aggregate of 60,000 shares of our common stock as of February 25, 2011.
3 Dr. Brent did not hold any options to purchase shares of our common stock as of February 25, 2011.
4 Mr. Lenfest did not hold any options to purchase shares of our common stock as of February 25, 2011.
5 Mr. Ryan held options to purchase an aggregate of 10,000 shares of our common stock as of February 25, 2011.
6 Mr. Sawyer held options to purchase an aggregate of 10,000 shares of our common stock as of February 25, 2011.
7 Mr. Scott did not hold any options to purchase shares of our common stock as of February 25, 2011.

TRANSACTIONS WITH RELATED PERSONS

Transactions with H.F. Lenfest in Fiscal 2010 and Fiscal 2011

Effective April 24, 2009, we entered into a transaction (the “Lenfest Financing Transaction”) with H.F. Lenfest, a major shareholder and member of our Board of Directors (“Lenfest”) that provided for the following upon the satisfaction of certain conditions, including the receipt of the approval of the Company’s shareholders to certain components of the transaction (as more fully described below, the “Shareholder Approvals”): (i) a $7,500,000 credit facility to be provided by Lenfest to ETC; (ii) exchange of the Subordinated Note (as defined below) held by Lenfest, together with all accrued interest and warrants issuable under the Subordinated Note, and all Series B Preferred Stock and Series C Preferred Stock held by Lenfest, together with all accrued dividends thereon, for a new class of preferred stock, Series E Preferred Stock, of the Company, the terms of which are described below; and (iii) the guarantee by Lenfest of all of ETC’s obligations to PNC Bank in connection with an increase of the existing $15,000,000 revolving line of credit with PNC Bank (the “2007 PNC Credit Facility”) to $20,000,000, and in connection with this guarantee, the pledge by Lenfest to PNC Bank of $10,000,000 in marketable securities.

Lenfest Credit Facility

As part of the Lenfest Financing Transaction, the Company established a credit facility in the maximum amount of $7,500,000 with Lenfest (the “Lenfest Credit Facility”).  The Lenfest Credit Facility is to be used to finance certain government projects that ETC was seeking and has been awarded (the “Projects”).  The terms of the Lenfest Credit Facility are set forth in a Secured Credit Facility and Warrant Purchase Agreement between the Company and Lenfest, dated as of April 24, 2009 (the “Lenfest Credit Agreement”).  In connection with the Lenfest Credit Agreement, the Company has executed, and may in the future execute, promissory notes in favor of Lenfest, in the aggregate principal amount of up to $7,500,000 (the “Lenfest Credit Facility Note”).  As a result of the Shareholder Approvals (as discussed below), each Lenfest Credit Facility Note shall accrue interest at the rate of 10% per annum, payable in cash or, at the option of Lenfest, shares of Series D Preferred Stock.

In connection with the execution of the Lenfest Credit Agreement on April 24, 2009, the Company was initially entitled to drawdown $1,000,000 under the Lenfest Credit Agreement prior to obtaining the Shareholder Approvals and satisfying certain other conditions (the “Initial $1 Million Loan”).  This Loan has been repaid.

As set forth in the Form 8-K of the Company filed on February 26, 2009, Lenfest made a loan to ETC in the principal amount of $2,000,000 on February 20, 2009 (the “$2 Million Loan”), which amount is considered advanced under the Lenfest Credit Facility.  The $2 Million Loan was to be used by ETC solely to support ETC’s proposal on one of the Projects.  The terms of the $2 Million Loan are set forth in a Secured Promissory Note, dated February 20, 2009, by ETC in favor of Lenfest (the “$2 Million Note”).  The Company has repaid the $2 Million Loan in full.

Following the receipt of the Shareholder Approvals (as discussed below), additional advances on the Lenfest Credit Facility are subject to the condition that at least one such Project remains in effect, and, the determination by Lenfest, in his sole discretion, that ETC’s prospects in the long-term for reaching consistent cash flow and positive operations are continuing to improve.  In connection with each Lenfest Credit Facility Note issued by ETC, ETC agreed to issue to Lenfest a warrant to purchase a number of shares of ETC common stock equal to (i) 10% of the principal amount of the Lenfest Credit Facility Note divided by (ii) closing price of ETC common stock for the day immediately preceding the date of issuance of this warrant.  The exercise price for the warrants would be equal to such closing price.  The warrants would be exercisable for seven years following issuance.  As of February 25, 2011, no Lenfest Credit Facility Notes have been issued and no loans are outstanding.  ETC can make requests under the Lenfest Credit Facility provided that the Lenfest Credit Facility Notes mature on or before December 31, 2012.

On April 24, 2009, the Company paid to Lenfest an origination fee of 1% of the committed (but not advanced as of yet) amount of the Lenfest Credit Facility.  The origination fee was paid in 55 shares of new Series D Preferred Stock of the Company, which has a stated value of $1,000 per share.

In connection with the $2 Million Loan, ETC issued to Lenfest a warrant (the “$2 Million Loan Warrant”) to purchase 143,885 shares of ETC common stock, at an exercise price per share equal to $1.39, which was equal to the average price of ETC common stock for the 120 trading days immediately preceding the date of this warrant.  Because the Company repaid the $2 Million Loan in full and obtained the Shareholder Approvals, certain other conditions in the $2 Million Loan Warrant, namely that Lenfest would be entitled to purchase additional shares at a reduced price, expired.

The Lenfest Credit Agreement contains customary affirmative and negative covenants for transactions of this type, including limitations with respect to indebtedness, liens, investments, distributions, dispositions of assets, change of business and transactions with affiliates.  The Lenfest Credit Agreement also contains financial covenants that are similar in scope to the financial covenants set forth in the Amended and Restated PNC Credit Agreement (as defined below).

As of February 25, 2011, no Lenfest Credit Facility Notes have been issued.  However, if such Notes did exist, they would provide for customary events of default with corresponding grace periods, including the failure to pay any principal or interest when due, failure to comply with covenants, material misrepresentations, certain bankruptcy, insolvency or receivership events, imposition of judgments and the liquidation of ETC.

The obligations of the Company to Lenfest under the Lenfest Credit Facility are secured by (i) the grant of a security interest in all personal property of the Company and certain subsidiaries of the Company and (ii) the Company’s grant of a mortgage on all of the Company’s real property in favor of Lenfest.

Exchange of Existing Instruments for Series E Preferred Stock

As part of the Lenfest Financing Transaction, the Subordinated Note in the original principal amount of $10,000,000 issued by ETC to Lenfest on February 18, 2003, together with all accrued interest and warrants issuable pursuant to the terms of the Subordinated Note, and all Series B Preferred Stock and Series C Preferred Stock of the Company held by Lenfest, together with all accrued dividends thereon, were exchanged (the “Series E Exchange”) for shares of a newly-created class of Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”).  On July 2, 2009, the Company obtained the Shareholder Approvals for the Series E Exchange.

The Series E Preferred Stock provides for a dividend equal to 10% per annum.  The dividend is payable on the liquidation of ETC, on the conversion of the Series E Preferred Stock or following declaration by the Board of Directors of ETC.  Upon liquidation, dissolution or winding up of ETC, the Series E Preferred Stock will have the right to receive the original investment amount plus accrued dividends.  To the extent of any remaining funds or assets, the Series E Preferred Stock will participate on an as-converted basis in additional distributions.  The Series E Preferred Stock will rank pari passu (i.e., equally and without preference) with the Series D Preferred Stock.  As a result of the Shareholder Approvals (as discussed below), the Series E Preferred Stock votes with the ETC common stock on an as converted basis on all matters that require the vote of ETC’s shareholders.

The Series E Preferred Stock is convertible, at Lenfest’s request, into shares of ETC common stock at a conversion price equal to $2.00 per common share.

The Series E Preferred Stock contains anti-dilution protection for issuances of ETC’s common stock or securities convertible into ETC’s common stock at prices below the conversion price of the Series E Preferred Stock.

ETC has granted Lenfest demand and “piggy back” registration rights pursuant to a Registration Rights Agreement with respect to the shares of common stock issuable upon conversion of the Series E Preferred Stock.

The Series E Preferred Stock is classified in the Company’s balance sheet as permanent equity.

Increased PNC Bank Credit Facility and Issuance of New Guarantee

On April 24, 2009, PNC Bank agreed to increase the amount of financing available under the 2007 PNC Credit Facility from $15,000,000 to $20,000,000 subject to the condition that Lenfest continues to personally guaranty all of ETC’s obligations to PNC Bank (the “Lenfest Guaranty”) and that Lenfest pledges $10,000,000 in marketable securities as collateral security for his guaranty (the “Lenfest Pledge”).

The terms of PNC Bank’s agreement to increase the amount of financing under the 2007 PNC Credit Facility are set forth in a letter agreement, dated April 24, 2009, between ETC and PNC Bank (the “PNC Letter Agreement”).  Following the Shareholder Approvals (as discussed below), ETC and PNC Bank entered into the Amended and Restated Credit Agreement (the “Amended and Restated PNC Credit Agreement”) and the Second Amended and Restated Reimbursement Agreement for Letters of Credit (the “Amended and Restated Reimbursement Agreement”) in the forms attached to the PNC Letter Agreement.  The promissory note executed by ETC in favor of PNC Bank in connection with the 2007 PNC Credit Facility was cancelled and replaced with the Amended and Restated Promissory Note in the principal amount of $20,000,000 in the form attached to the PNC Letter Agreement (the “Amended and Restated PNC Note”).  Lenfest executed and delivered to PNC Bank the following agreements, the forms of with are attached to the PNC Letter Agreement: (i) an Amended and Restated Guaranty Agreement, which would replace the Restated Guaranty executed by Lenfest in connection with the 2007 PNC Credit Facility (the “Amended and Restated Guaranty”), (ii) a Pledge Agreement, pursuant to which Lenfest shall make the Lenfest Pledge, and (iii) a Notification and Control Agreement.  Said agreements, together with the Amended and Restated PNC Credit Agreement, the Amended and Restated Reimbursement Agreement and the Amended and Restated PNC Note are collectively referred to herein as the “2009 PNC Financing Documents”.

Borrowings under the Amended and Restated PNC Credit Agreement are available for working capital or other general business purposes and for issuances of letters of credit.  Borrowings made under the Amended and Restated PNC Credit Agreement will bear interest at the London Interbank Offered Rate (as described in the Amended and Restated PNC Note) plus 2.50%.  Additionally, ETC will be obligated to pay a fee of 0.125% per annum for unused available funds.

The Amended and Restated PNC Credit Agreement contains affirmative and negative covenants that are customary for transactions of this type, including limitations with respect to indebtedness, liens, investments, distributions, dispositions of assets, change of business and transactions with affiliates.

The Amended and Restated Reimbursement Agreement governs letters of credit issued pursuant to the Amended and Restated PNC Credit Agreement.

All of ETC’s indebtedness to Lenfest shall be subordinated to the indebtedness under the 2009 PNC Financing Documents pursuant to the terms of the Second Amended and Restated Subordination and Intercreditor Agreement, dated April 24, 2009, by and among the Company, Lenfest and PNC Bank.

First and Second Amendments to Amended and Restated PNC Credit Agreement

On October 1, 2009, the Amended and Restated PNC Credit Agreement was amended to extend the maturity date to June 30, 2011. Additionally, the affirmative covenants were adjusted.  The Consolidated Tangible Net Worth covenant was modified to reflect the impact on the Company’s balance sheet of the Lenfest Financing Transaction.  Effective with each fiscal quarter ending after October 1, 2009, the Company must maintain a minimum Consolidated Tangible Net Worth of at least $10,000,000. The Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenant was changed to a minimum of $1,200,000 for the fiscal quarter ended August 28, 2009, and $1,000,000 for the fiscal quarter ended November 27, 2009.  Beginning with the first fiscal quarter ending after December 1, 2009, and for each fiscal quarter ending thereafter, the Company must maintain a minimum aggregate EBITDA of $4,000,000 for the fiscal quarter then ending and the three preceding fiscal quarters.  At all times prior to February 25, 2011, the Company has operated in compliance with the above-referenced affirmative covenants.

On August 18, 2010, ETC and PNC Bank executed a Second Amendment to the Amended and Restated PNC Credit Agreement, which extended the Expiration Date from June 30, 2011 to June 30, 2013.

Shareholder Approvals

ETC obtained the Shareholder Approvals on July 2, 2009.  As a result, the 2009 PNC Financing Documents were entered into, and ETC paid to Lenfest an origination fee equal to 1% of the Lenfest Pledge and annual interest equal to 2% of the Lenfest Pledge, each payable in shares of Series D Preferred Stock.  In consideration of Lenfest entering into the Amended and Restated Guaranty, ETC issued to Lenfest warrants to purchase shares of ETC common stock equal to 10% of the amount of the $5,000,000 increase in funding available under the Amended and Restated PNC Credit Agreement (the “$5 Million Warrant”).  The warrants are exercisable for seven years following issuance at an exercise price per share equal to $1.11, which was equal to the average price of ETC common stock for the 120 trading days immediately preceding the date of this warrant.

Series D Preferred Stock

ETC has created a new class of Series D Preferred Stock.  The Series D Preferred Stock was issued for payment of the origination fee and interest on the Lenfest Credit Facility Notes as described above.  The Series D Preferred Stock provides for a dividend equal to 10% per annum.  The dividend will be paid on the liquidation of ETC, on the conversion of the Series D Preferred Stock or following declaration by the Board of Directors of ETC.  Upon liquidation, dissolution or winding up of ETC, the Series D Preferred Stock will have the right to receive the original investment amount plus accrued dividends.  To the extent of any remaining funds or assets, the Series D Preferred Stock will participate on an as-converted basis in additional distributions.  The Series D Preferred Stock ranks pari passu (i.e., equally and without preference) with the Series E Preferred Stock. The Series D Preferred Stock votes with the ETC common stock on an as converted basis on all matters that require the vote of ETC’s shareholders.

The Series D Preferred Stock is convertible, at Lenfest’s request, into ETC common shares at a conversion price equal to the fair market value of ETC’s common stock on the date of issuance of the shares of Series D Preferred Stock.

The Series D Preferred Stock contains anti-dilution protection for issuances of ETC’s common stock or securities convertible into ETC’s common stock at prices below the conversion price of the Series D Preferred Stock.

ETC has granted Lenfest demand and “piggy back” registration rights pursuant to a Registration Rights Agreement with respect to the shares of common stock issuable upon conversion of the Series D Preferred Stock.

The Series D Preferred Stock is classified in the Company’s balance sheet as permanent equity.

Dedicated Line of Credit Agreement with PNC Bank

On November 16, 2009, the Company and PNC Bank entered into a Letter Agreement, Reimbursement Agreement, Pledge Agreement, and Amendment to Subordination Agreement (collectively, the “Dedicated Line of Credit Agreement”), pursuant to which the Company received a committed line of credit in the amount of $5,422,405 (the “Line of Credit”) which the Company used to satisfy performance bond and repayment guarantee requirements in a contract with an existing customer. Use of this dedicated line of credit is restricted to funding contract requirements under this specific contract.

As security for this line of credit, ETC and Lenfest provided PNC Bank with the equivalent of $2,711,000 in the form of cash or other financial instruments. To meet this requirement, ETC deposited cash in this amount in a restricted bank account with PNC Bank. Lenfest guaranteed the Company’s obligations under the Dedicated Line of Credit Agreement, and has pledged to PNC Bank $2,711,000 in certificated securities.

On March 30, 2010, ETC placed additional cash funds with PNC Bank, and Lenfest’s guarantee was terminated and his securities were returned.

Repurchase and Retirement of Series E Preferred Stock

On March 10, 2010, August 12, 2010, and February 9, 2011, ETC entered into three separate agreements with Lenfest to repurchase and retire a total of 2,000 shares of Series E Preferred Stock owned by Lenfest.  In the three agreements, the repurchases were made at the stated price of $1,000.00 per share.  These repurchases were disclosed in our Current Reports on Form 8-K, filed with the SEC on March 10, 2010, August 12, 2010, and February 9, 2011.

Amendments to $2 Million Loan Warrant and the $5 Million Warrant

On January 4, 2011, the Company entered into amendments to each of the warrants issued to Lenfest (i.e., the $2 Million Loan Warrant and the $5 Million Warrant) pursuant to which Lenfest agreed to remove a provision in each of the warrants which provided anti-dilution protection in the event the Company issued securities at a price below the exercise price set forth in the warrants.  These amendments were disclosed in our Current Report on Form 8-K, filed with the SEC on January 7, 2011.

Other Related Party Transactions

ETC purchases industrial products from Industrial Instruments Corp. which is owned by Christine and Charles Walter, the daughter and son-in-law of William F. Mitchell, Sr., ETC’s President and Chief Executive Officer. During fiscal 2010 and fiscal 2011, the Company purchased $626,000 and $492,000, respectively, from Industrial Instruments.  ETC also rents office space to Industrial Instruments at ETC’s corporate headquarters. During fiscal 2010 and fiscal 2011, Industrial Instruments paid to ETC rent in the amounts of $5,200 and $7,800, respectively

ETC purchases travel accommodations from Jet Set, a company that employs Kathleen Mahon, the daughter of Mr. Mitchell, Sr. During fiscal 2010 and fiscal 2011, ETC purchased travel through Jet Set totaling $317,000 and $293,000, respectively, and Ms. Mahon received approximately $9,000 and $9,000, respectively, from her employer in commissions on account of such purchases. Ms. Mahon is also engaged by ETC as a consultant to review travel expense reports submitted by Company employees. During fiscal 2010 and fiscal 2011, Ms. Mahon received $17,000 and $20,000, respectively, from ETC in consideration of such services.

ETC also employs William F. Mitchell, Jr., the son of Mr. Mitchell, as its Vice President, Contracts/Purchasing, and David Mitchell, the son of Mr. Mitchell, as its Business Unit Manager for Sterilizers.  In fiscal 2010 and fiscal 2011, William F. Mitchell, Jr., received approximately $134,000 and $167,000, respectively, and David Mitchell received approximately $132,000 and $167,000, respectively, in compensation from ETC.

Review, Approval or Ratification of Transactions with Related Parties

We have not adopted any formal policies or procedures for the review, approval or ratification of certain related-party transactions. However, such transactions, if and when they are proposed or have occurred, have traditionally been, and will continue to be, reviewed by our Audit Committee on a case-by-case basis. The Audit Committee may consider any relevant factors when reviewing the appropriateness of a related-party transaction, including, but not limited to, the following: (i) the importance of the transaction to ETC; (ii) the amount involved in the proposed transaction; (iii) the specific interest of the director or executive officer (or immediate family members of same) in the proposed transaction; and (iv) the overall fairness of the terms of the transaction to ETC.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. The rules of the SEC regarding the filing of Section 16(a) reports require that we disclose “late filings” of Section 16(a) reports.

Based solely on our review of the copies of such forms which we received, or written representations from reporting persons that no Section 16(a) reports were required for those persons, there were three instances of late filings, two of which were either one or two days late. We believe that our greater than ten percent beneficial owners complied with all applicable filing requirements.

Specifically, for Mr. Ryan, a Director, we had one filing for one transaction which was made one day late.  Mr. Sawyer, a Director, had one filing for one transaction which was made one day late, and one filing for one transaction which was made four days late.

INDEPENDENT PUBLIC ACCOUNTANTS – ACCOUNTING FEES

Under the Company’s Bylaws and the Charter of the Audit Committee of the Board of Directors, authority to select the Company’s auditors rests with the Audit Committee of the Board of Directors.  Such selection is made through the formal act of the Audit Committee.

Principal Accountant for Fiscal 2011

Friedman LLP was the Company’s auditor for the fiscal year ended February 25, 2011.  A representative of Friedman LLP is expected to attend the Annual Meeting.  That representative will have an opportunity to make a statement at the Annual Meeting if he desires to do so and will be available to respond to appropriate shareholder questions.

Accounting Fees

The following table presents fees for professional audit services rendered by the Company’s independent registered public accounting firm, Friedman, LLP for professional services rendered. The fees include charges for quarterly financial statement reviews and the annual audit, employee benefit plans, and tax services for the fiscal years ended February 25, 2011 and February 26, 2010.

	FY 2011	FY 2010
Audit fees	$146,746	$182,512
Audit related fees (1)	35,863	20,472
Audit and audit related fees	182,609	202,984
Tax fees (2)	41,548	12,925
Total fees	$224,157	$215,909
(1)  Audit related fees consist of fees related to review of employee benefit plan audits.
(2)  Tax fees consist of tax compliance services and other consultations on miscellaneous tax matters.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

The Company’s 2012 Annual Meeting of Shareholders is expected to be held on or about July 19, 2012.

Proposals which shareholders desire to have included in the Proxy Statement for the 2012 Annual Meeting of Shareholders must conform to the applicable rules of the Securities and Exchange Commission (including Rule 14a-8 of the Securities Exchange Act of 1934, as amended) concerning the submission and content of proposals and must be received in writing at the Company’s executive offices, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966 on or before February 17, 2012.

In accordance with Section 4.03(a)(i) of the Company’s Bylaws, shareholders may nominate candidates for election as Director by submitting nominations in writing to the Secretary of the Company no later than the close of business on the twentieth business day immediately preceding the date of the annual shareholders meeting.

Any such proposal must also comply with the following requirements relating to shareholder proposals.

Notice of a proposed item of business must include:

•	a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting this business at the Annual Meeting;

•	any material interests of the shareholder in this business;

•	the shareholder’s name and address as it appears in ETC’s records; and

•	the number of shares of common stock beneficially owned by the shareholder.

Any Director nomination by a shareholder must include the following information about the nominee:

•	name;

•	age;

•	business and residence address;

•	principal occupation or employment;

•	the number of common shares beneficially owned by the nominee;

•	the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of Directors; and

•	a signed consent of the nominee to serve as a Director of Environmental Tectonics Corporation, if elected.

Other than a proposal for nomination for the election of a Director which is subject to the advance notice requirements described above, if notice of a shareholder proposal intended to be presented at the 2012 Annual Meeting of Shareholders is not received by us on or before May 6, 2012 (whether or not the shareholder wishes the proposal to be included in the Proxy Statement for such annual meeting), we (through management proxy holders) may exercise discretionary voting authority on such proposal when and if the proposal is raised at the annual meeting without any reference to the matter in the Proxy Statement.

OTHER MATTERS

The Company knows of no other business which will be presented for consideration at the Annual Meeting.  However, if other matters come before the Annual Meeting, it is the intention of the proxy holders to vote upon such matters as they, in their discretion, may determine.

The Company’s Annual Report for the fiscal year ended February 25, 2011 is enclosed.  Each person solicited hereunder can obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended February 25, 2011, as filed with the Securities and Exchange Commission on May 26, 2011, without charge by sending a written request to Environmental Tectonics Corporation, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania 18966, Attention:  James D. Cashel, Corporate Secretary.  In addition, the Company’s Annual Report on Form 10-K is accessible on the Internet at the Company’s website located at www.etcusa.com and at the Securities and Exchange Commission’s website located at www.sec.gov.

ENVIRONMENTAL TECTONICS CORPORATION

ANNUAL MEETING TO BE HELD ON JULY 21, 2011
PROXY SOLICITED ON BEHALF OF ETC BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert L. Laurent, Ir. and James D. Cashel, or either of them acting singly, as proxies of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorizes each of them to represent and to vote all shares of Common Stock of Environmental Tectonics Corporation, a Pennsylvania corporation (the “Company”), which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders33 (the “Annual Meeting”) to be held at the executive offices of the Company, 125 James Way, County Line Industrial Park, Southampton, Pennsylvania, on July 21, 2011, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters that may properly come before the Annual Meeting.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted “FOR” each of the proposals set forth on the reverse side. In their discretion, the proxies are each authorized to vote upon any and all other matters that may properly be brought before the Annual Meeting and at any and all adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed postage-paid envelope.

PROXY INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF ENVIRONMENTAL TECTONICS CORPORATION.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 21, 2011:  The notice of Annual Meeting, Proxy Statement and Proxy Card and our 2011 Annual Report are available at the Investor Relations section of our website at http://www.etcusa.com.

Please mark your [X] votes as in this example.

1. Election of Directors George K. Anderson, M.D. Linda J. Brent, Ed.D. H. F. Lenfest William F. Mitchell Stephen F. Ryan George A. Sawyer Winston E. Scott The Board recommends a vote FOR ALL NOMINEES
☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐  FOR ALL EXCEPT
To withhold authority to vote for any individual nominee, identify by mark the nominees for which you wish to withhold your vote:

☐  George K. Anderson, M.D.
☐  Linda J. Brent, Ed.D.
☐  H. F. Lenfest
☐  William F. Mitchell
☐  Stephen F. Ryan
☐  George A. Sawyer
☐  Winston E. Scott

2. To ratify the appointment of McGladrey & Pullen LLP as the independent registered public accounting firm. The Board recommends a vote of YES	☐ YES	☐ NO	☐ ABSTAIN

Signature should be exactly as name or names shown on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date:	, 2011
Signature

I plan to attend the meeting:		Title (if applicable)

Yes ☐ No ☐
Signature if held jointly